November 6, 2008

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, November 6, 2008 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared an increase to its regular quarterly cash dividend from 22 cents ($0.22) per share to 24 cents ($0.24) per share, payable on January 2, 2009, to shareholders of record on December 5, 2008.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of November 6, 2008, there were approximately 169,200,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 29,000 customers through a network of 224 offices in North America, Europe, Asia, and South America. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2007 gross revenues of $7.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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